Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@lysiaklaw.com

CONSENT

          I HEREBY CONSENT to the inclusion of my name in connection with the amended Form S-1/A-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, Terrasol Holdings Ltd.

          DATED this 20th of November, 2008.

Yours truly,

The Law Office of Conrad C. Lysiak, P.S.

By:	CONRAD C. LYSIAK
Conrad C. Lysiak